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[LOGO OF DELOITTE & TOUCHE]



                         Deloitte & Touche, S.E.N.C.
                         Chartered Accountants
                         1 Place Ville-Marie          Telephone:  (514) 393-7115
                         Suite 3000                   Facsimile:  (514) 393-7140
                         Montreal QC H3B 4T9




United States Securities & Exchange Commission



Dear Sirs:

We have been provided with a copy of the disclosures under item 9. "Charges In and Disagreements with Accountants on Accounting and Financial Disclosure" as contained in Polymer Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 3, 1998. Accordingly, we agree with such statements contained therein.


/s/ Deloitte & Touche

Chartered Accountants



Montreal, Quebec
April 2, 1998